Exhibit 99.2

9/21/2017 Intercontinental Exchange—NYSE to Suspend Trading Immediately in 7.75% Corporate Backed Trust Certificates, Toys “R” Us Debenture-Backed Serie...

INVESTORS

NYSE TO SUSPEND TRADING IMMEDIATELY IN 7.75% CORPORATE BACKED TRUST CERTIFICATES, TOYS “R” US DEBENTURE-BACKED SERIES 2001-31, CLASS A-1 OF LEHMAN ABS CORPORATION (SYMBOL: XKE) AND COMMENCE DELISTING PROCESS

September 21, 2017

NEW YORK, September 21, 2017—The New York Stock Exchange (“NYSE”) announced today that the staff of NYSE Regulation has determined to delist the 7.75% Corporate Backed Trust Certificates, Toys ‘R’ Us Debenture-Backed Series 2001-31, Class A-1 (“Certificates”) of Lehman ABS Corporation (the “Depositor”) — ticker symbol XKE — from the NYSE. Trading in the Certificates will be suspended immediately.

NYSE Regulation reached its decision that the Certificates are no longer suitable for listing pursuant to Listed Company Manual Section 802.01D, because Toys “R” Us, Inc., the issuer of the underlying securities, and certain of its U.S. subsidiaries and its Canadian subsidiary, have voluntarily filed for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Virginia in Richmond, VA. In reaching its delisting determination, NYSE Regulation noted the uncertainty as to the timing and outcome of the bankruptcy process, as well as the ultimate effect of this process on the holders of the Certificates.

The Depositor has a right to a review of this determination by a Committee of the Board of Directors of NYSE Regulation. The NYSE will apply to the Securities and Exchange Commission to delist the Debentures pending completion of all applicable procedures, including any appeal by the Depositor of the NYSE Regulation staff’s decision.

http://ir.theice.com/press/press-releases/nyse-regulation/2017/delistingtoysrus	1/1

804.00 Procedure for Delisting

804.00 Procedure for Dellsting

•	If the Exchange staff should determine that a security be removed from the list, it will so notify the issuer in writing, describing the basis for such decision and the specific policy or criterion under which such action is to be taken. The Exchange will simultaneously (1) issue a press release disclosing the company’s status and the basis for the Exchange’s determination and (2) begin daily dissemination of ticker and information notices identifying the security’s status, and include similar information on the Exchange’s web site.

•	The notice to the issuer will also inform the issuer of its right to a review of the determination by a Committee of the Board of Directors of the Exchange, provided a written request for such a review is filed with the Secretary of the Exchange within ten business days after receiving the aforementioned notice. Such written request must state with specificity the grounds on which the issuer intends to challenge the determination of the Exchange staff, must indicate whether the issuer desires to make an oral presentation to the Committee, and must be accompanied or preceded by payment of a non-refundable appeal fee in the amount of $20,000. No payment will be credited and applied towards an appeal fee unless the issuer has previously paid all applicable fees due to the Exchange.

•	If the issuer does not request a review within the specified period, the Exchange will suspend trading in the security and will file a Form 25 with the Securities and Exchange Commission to strike the security from listing and furnish a copy of such Form 25 to the issuer in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. Prior to filing a Form 25 with the Securities and Exchange Commission, the Exchange will give public notice of its final determination to remove the security from listing by issuing a press release and posting a notice on its web site. Such notice will remain posted on the Exchange’s web site until the delisting is effective pursuant to Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

•	If a review is requested, the review will be scheduled for the first Review Day which is at least 25 business days from the date the request for review is filed with the Secretary of the Exchange, unless the next subsequent Review Day must be selected to accommodate the Committee’s schedule. The Committee’s review and final decision will be based on oral argument (if any) and the written briefs and accompanying materials submitted by the parties. The company will not be permitted to argue grounds for reversing the staff’s decision that are not identified in its request for review, however, the company may ask the Committee for leave to adduce additional evidence or raise arguments not identified in its request for review, if it can demonstrate that the proposed additional evidence or new arguments are material to its request for review and that there was reasonable ground for not adducing such evidence or identifying such issues earlier. This section will not, however, (i) authorize a company to seek to file a reply brief in support of its request for review or (ii) be deemed to limit the staff’s response to a request for review to the issues raised in the request for review. Upon review of a property supported request, the Committee may in its sole discretion permit new arguments or additional evidence to be raised before the Committee. Following such event, the Committee may, as it deems appropriate, (i) itself decide the matter, or (ii) remand the matter to the staff for further review. Should the Committee remand the matter to the staff, the Committee will instruct the staff to (i) give prompt consideration to the matter, and, (ii) complete its review and inform the Committee of its conclusions no later than seven (7) days before the first Review Day which is at least 25 business days from the date the matter is remanded to the staff.

•	A request for review will ordinarily stay the suspension of the subject security pending the review, but the Exchange staff may immediately suspend from trading any security pending review should it determine that such immediate suspension is necessary or appropriate in the public interest, for the protection of investors, or to promote just and equitable principles of trade.

•	Promptly following receipt of a request for review and the appeal fee, the Exchange’s Office of the General Counsel will notify the issuer and the Exchange staff of the scheduled Review Day and the briefing schedule. The schedule will be set by the Office of the General Counsel so as to provide the Committee adequate time to review materials submitted to it, with the remaining time split so as to afford the issuer and the Exchange staff substantially equal periods for the submission of a brief by the issuer and a responsive brief by the Exchange staff. Each party must submit its brief and any accompanying materials to both its counterparty and to the Office of the General Counsel of the Exchange, and must do so by means calculated to ensure the party’s submission reaches both the Office of the General Counsel and the counterparty at or prior to the deadline specified in the briefing schedule.

•	The Committee, in its sole discretion upon written motion of either party or upon its own motion, may extend any of the time periods specified above. The Committee in its sole discretion may permit the parties to make oral presentations on their Review Day in accordance with such procedures as the Committee may specify at the time. If the Committee denies a request by either party to make an oral presentation, its reason for doing so must be included in its written decision on the review, which decision is provided to all parties. Document discovery and depositions will not be permitted.

•	If the Committee decides that the security of the issuer should be removed from listing, the Exchange will (i) suspend trading in the security as soon as practicable, (ii) file a Form 25 with the Securities and Exchange Commission to strike the security from listing and registration and (iii) furnish a copy of such Form 25 to the issuer in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. Prior to filing the Form 25 with the Securities and Exchange Commission, the Exchange will give public notice of its final determination to remove the security from listing by issuing a press release and posting a notice on its web site. Such notice will remain posted on the Exchange’s web site until the delisting is effective pursuant to Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. If the Committee decides that the security should not be removed from listing, the issuer will receive from the Exchange a notice to that effect.

Amended: May 28, 2015 (NYSE-2015-25).